Exhibit 32.0

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

I, Phillip E. Becker, President and Chief Executive Officer, and H. Stewart Fitz Gibbon III, Executive Vice President and Chief Financial Officer, of Wayne Savings Bancshares, Inc. (the "Company"), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
The Annual Report on Form 10-K of the Company for the year ended March 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2010	By:	/s/ Phillip E. Becker
Phillip E. Becker, President and
Chief Executive Officer

Date: June 14, 2010	By:	/s/ H. Stewart Fitz Gibbon III
H. Stewart Fitz Gibbon III, Executive Vice President
and Chief Financial Officer

Note:  A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Wayne Savings Bancshares, Inc. and will be retained by Wayne Savings Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.